AGREEMENT

         Between CEA LAB, (CEA LAB), a Kansas Corporation and a public company, and OMAP Holdings Incorporated (OMAP), a Nevada corporation and a public company, hereby agree to exchange certain securities owned by CEA LAB which are registered and free-trading shares which are being valued at approximately equal value to securities which are not registered and free-trading and are owned by OMAP. Each of the parties shall attach a schedule of securities owned and being exchanged to this agreement (see Schedule "A").

          CEA LAB and OMAP each agree to value free-trading securities at 100% of the average bid price over the past 30 trading days preceding the execution of this Agreement.

         CEA LAB and OMAP agree to value all restricted shares at the book value of each public company's stock per a Form 10-K which has been audited and filed with the Securities and Exchange Commission.

         CEA LAB and OMAP agree to re-value all restricted shares for exchange cost basis in the event that CEA LAB auditors determine the value of the restricted shares to be less than the initial exchange values.

         CEA LAB and OMAP agrees that CEA LAB shall exchange such number of shares, which can be sold for cash and which, when sold, will result in OMAP receiving not less than $430,000.

          CEA LAB and OMAP agree that OMAP shall exchange such number of shares, which, when sold for cash, will result in CEA LAB receiving not less than $430,000.


Agreed: This 4th  day of October, 1996.


By:      /s/ James A. Tilton
         James A. Tilton, President and Director
         OMAP Holdings Incorporated


By:       /s/ Edward B. Williamson
         Edward B. Williamson, President and Director
         CEA LAB, Inc.

                                  SCHEDULE "A"

          OMAP agrees to immediately and physically deliver all shares owned of the following securities to CEA LAB, bearing the name "CEA LAB, Inc." on each certificate:

                                             Cert #      # of Shares      Total

BRIAA-Bria Communications Corp.                   1183     370,370
                                                  1186     290,323       660,693
                                                           -------

EUHI -  Eurotronics Holdings, Inc.                5509     566,038
                                                  5511     111,111       667,149
                                                           -------

TNRG-  Tianrong Building Material Holdings, Ltd.  2126                  319,149
                                                                         -------
                                                                       1,656,991


          CEA LAB and OMAP agree that at December 31, 1995, per an audited Form 10-K OMAP auditors valued the OMAP exchange shares at each company's book value:

                  BRIAA    660,693 shares at $204,815 or $0.31 per share

                  EUHI             667,149 shares at $121,887 or $0.18 per share

                  TNRG             319,149 shares at $100,000 or $0.31 per share
                                   -------

                 TOTAL 1,656,991 shares at $426,702 or $0.26 per share (average)